Exhibit 99.1

SANTA FE ENERGY TRUST

JPMorgan Chase Bank, N.A., Trustee	NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS, APRIL 28, 2006 - SANTA FE ENERGY TRUST (NYSE SYMBOL-SFF) ANNOUNCED THE TRUST INCOME DISTRIBUTION FOR THE OPERATING QUARTER ENDED MARCH 31, 2006. UNITHOLDERS OF RECORD ON MAY 15, 2006, WILL RECEIVE A DISTRIBUTION AMOUNTING TO $7,386,295.65 OR $1.17243  PER UNIT PAYABLE MAY 31, 2006. THIS DISTRIBUTION INCLUDES THE REMITTANCE OF $1,321,302.61 OR $0.20973 PER UNIT TO ADJUST FOR OVERSTATEMENTS OF PRIOR PERIOD OPERATING EXPENSES IN THE CALCULATIONS OF NET PROFITS ROYALTIES. THE DISTRIBUTION ALSO INCLUDES PROCEEDS FROM THE SALE OF CERTAIN NET PROFITS PROPERTIES DURING THE PERIOD OF $355,500.00 OR $0.05643 PER UNIT.

PRICE AND VOLUME STATISTICS FOR THE QUARTER WERE:

	VOLUMES		PRICES
	OIL	GAS	OIL	GAS
	(BBLS)	(MCF)	($/BBL)	($/MCF)
WASSON ODC UNIT	62,200	—	55.73	—

NET PROFITS ROYALTIES	33,147	185,791	53.55	9.36

THE TRUST WILL BE TERMINATED ON OR BEFORE FEBRUARY 15, 2008.

Contact:

SANTA FE ENERGY TRUST

JPMORGAN CHASE BANK, N.A., TRUSTEE

 MIKE ULRICH

700 LAVACA

 AUSTIN, TX 78701

 (512) 479-2562